AMENDMENT

Reference is made to the Subscription Agreement dated September 17, 2008 between GlobeTel Communications Corp. and Global Telesat Corp., such agreement being referred to herein as the “Agreement”.

All capitalized terms which are used but not defined herein shall have the meanings ascribed to them in the Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Sanswire Corp. (formerly known as GlobeTel Communications Corp.), the Agreement is hereby amended as follows:

1.	References to the dates in Sections 1(a)(i) and (ii) of the Agreement are hereby changed to December 31, 2010.

2.
The Expiration Date of the Class A and Class B Warrants is hereby changed to December 31, 2010.  If necessary, the Company shall exchange the current Class A and Class B Warrants held by GTC for replacement Class A and Class B Warrants reflecting the modified Expiration Date thereof.

Except as set forth herein, none of the other terms or provisions of the Agreement (or the Class A or Class B Warrants) are amended hereby and the Agreement (and the Class A or Class B Warrants) shall remain in full force and effect in accordance with their terms.  To the extent there is any inconsistency between the terms of the Agreement (or the Class A or Class B Warrants) and the terms of this Amendment, the terms of this Amendment shall govern and control.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals to this Amendment this ___ day of April, 2009.

SANSWIRE CORP.
(Formerly GlobeTel Communications Corp.)

By:
Jonathan Leinwand, President

GLOBAL TELESAT CORP.

By:
David Phipps, President and
Chief Executive Officer